Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com

THIRD QUARTER 2004 RESULTS DATE NOTIFICATION – 4th November

Basingstoke, UK – 18 October 2004 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY; TSX: SHQ) will announce third quarter 2004 earnings on Thursday, 4 November 2004.

Results announcement time:	12:00 GMT / 07:00 ET
Conference call time:	14:00 GMT / 09:00 ET

Live conference call:
Matthew Emmens, Chief Executive Officer, Angus Russell, Chief Financial Officer and Greg Flexter, EVP and General Manager, North America will host the live analyst and investor conference call at 14:00 GMT/09:00 ET.

The details of the conference call are as follows:

UK dial in	+44 (0) 20 7984 7576
US / Canada dial in	+1 718 354 1157
Password	Shire Pharmaceuticals

Live Webcast:
The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investor relations section. A slide presentation to accompany the call will also be available on the Shire website.

Replay:
A replay of the presentation will be available for 1 week. Details are as follows:

UK dial in	+44 (0) 20 7984 7578
Pin code	395273
US dial in	+1 718 354 1112
Pin code	395273
Webcast Replay	www.shire.com, in the investor relations section

If you have any problems accessing this, please contact: Souheil Salah on: +44 (0) 1256 894160

End

For further information please contact:

Souheil Salah – Investor Relations	+44 (0)1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.